================================================================================


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12




                                    TSR, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         _______________________________________________________________________
     2)  Aggregate number of securities to which transaction applies:
         _______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
         _______________________________________________________________________
     5)  Total fee paid:
         _______________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         _______________________________________________________________________
     2)  Form, Schedule or Registration No.:
         _______________________________________________________________________
     3)  Filing Party:
         _______________________________________________________________________
     4)  Date Filed:
         _______________________________________________________________________

================================================================================

                                    TSR, Inc.
                                 400 OSER AVENUE
                               HAUPPAUGE, NY 11788
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         to be held on December 9, 2005




NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TSR, Inc. (the "Company"), a Delaware corporation, will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 9, 2005 at 9:00 a.m. local time, to consider and act upon the following matters.

     1.   To elect two (2) Class II Directors.

     2. To ratify the appointment by the Board of Directors of BDO Seidman, LLP as the independent registered public accountants of the Company to audit and report on its consolidated financial statements for the fiscal year ending May 31, 2006.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 31, 2005 will be entitled to vote at the meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be open for examination of any stockholder of the Company, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the Meeting.



                                             By Order of the Board of Directors,
                                             John G. Sharkey, Secretary
Hauppauge, New York
November 1, 2005




WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

                                    TSR, Inc.
                                 400 Oser Avenue
                               Hauppauge, NY 11788

                         ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 9, 2005


                                 PROXY STATEMENT
                                 ---------------

The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of the Stockholders of the Company to be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 9, 2005 at 9:00 a.m. or at any adjournment thereof. The solicitation of proxies will be made by mail and the cost will be borne by the Company.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for each of the proposals set forth in the accompanying Notice of Meeting. Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. In addition, a Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given.

This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended May 31, 2005 were first mailed on or about November 1, 2005 to holders of record as of October 31, 2005.

A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. Shares of Common Stock represented in person or by proxy at the Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter will have no effect on the voting.

Candidates for election as members of the Board of Directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors. Accordingly abstentions have no effect on the outcome of the election.

The outstanding voting stock of the Company as of September 15, 2005 consisted of 4,568,012 shares of Common Stock, par value one ($.01) cent per share (the "Common Stock"), with each share entitled to one vote. Only Stockholders of record at the close of business on October 31, 2005 are entitled to vote at the Meeting.

As of September 15, 2005 the following persons were known to Management to be beneficial owners of more than five percent of the Company's Common Stock:


                                 Amount and Nature of
Name and Address                 Beneficial Ownership
of Beneficial Owner              at September 15, 2005 (1)      Percent of Class
-------------------              -------------------------      ----------------
Joseph F. Hughes (2)
400 Oser Avenue
Hauppauge, New York 11788 .........   1,777,703 (3)                   38.9%

Kennedy Capital Management, Inc. (4)
10829 Olive Blvd
St. Louis, MO 63141 ...............     258,217                        5.7%


(1) Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)  The beneficial owner is an officer and director of the Company.

(3) Mr. Hughes' ownership includes 270,928 shares of common stock held of record by his wife, as to which Mr. Hughes disclaims beneficial ownership.

(4)  Information obtained from Form SC 13G filed February 15, 2005.


All executive officers and directors of the Company as a group (7 persons) beneficially owned shares of the Company's common stock as of September 15, 2005 as follows:

           Amount of Shares
          Beneficially Owned                     Percent of Class
          ------------------                     ----------------

              1,792,623                                39.2%

                       PROPOSAL 1 - ELECTION OF DIRECTORS
                       ----------------------------------

At the Meeting, two (2) Class II Directors are to be elected for a three year term expiring at the Company's 2008 Annual Meeting or until their successors have been elected and qualified.

If the nominees listed below are unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee or nominees as the person or persons designated to vote shall, in their judgment, designate. Management at this time has no reason to believe that the nominees will not be available or will not serve if elected.

Set forth in the following table is certain information with respect to the nominees, as of September 15, 2005.

Names of Directors                                 Nominee              Nominee
  and Nominees                                    for Class             for Term
  for Election                    Age            of Director            Expiring
  ------------                    ---            -----------            --------
Christopher Hughes .........      44              Class II                2008
James J. Hill ..............      72              Class II                2008


Directors and Executive Officers of the Company.
-----------------------------------------------

The following table sets forth certain information concerning the executive officers and directors of the Company, including equity securities beneficially owned, as of September 15, 2005. The statements as to securities beneficially owned are based upon information furnished by the officers and directors of the
Company:

                                                                                       Common Stock
                                                                     Year First       of the Company          Percentage
                                                                     Officer or      Owned Beneficially           Of
Name                           Age          Position                  Director     Directly or Indirectly       Class
----                           ---          --------                  --------     ----------------------       -----
Joseph F. Hughes               74    Chairman of the Board, Chief       1969            1,777,703 (1)           38.9%
                                     Executive Officer, President,
                                     Treasurer and Director
John G. Sharkey                46    Vice President, Finance,           1990               13,500                0.3%
                                     Controller and Secretary
James J. Hill (2,3,4,5)        72    Director                           1989                   --                 --
John H. Hochuli, Jr. (2,3,4)   75    Director                           1993                   --                 --
Robert A. Esernio (2,3,4,6)    76    Director                           2001                   --                 --
Christopher Hughes             44    VP, TSR Consulting Services,       2000                1,420                 --
                                     Inc. and Director
Raymond A. Roel                50    Director                           2005                   --                 --


(1)  See footnotes to table of stock ownership of certain stockholders.
(2)  Member of the Compensation Committee of the Board of Directors.
(3)  Member of the Audit Committee of the Board of Directors.
(4)  Member of the Nominating Committee of the Board of Directors.
(5)  Mr. Hill is Chairman of the Compensation Committee.
(6)  Mr. Esernio is Chairman of the Audit and Nominating Committees.

-----------------------------------------------------------

The Company maintains the following committees of the Board of Directors: the Compensation Committee, the Nominating Committee and the Audit Committee.

The Board of Directors has determined that each member of each committee meets the applicable laws and regulations, including those of The NASDAQ Stock Market, regarding "independence". The Board of Directors also has determined that Robert
A. Esernio, an independent director who serves as the Chair of the Board's Audit Committee, is an "audit committee financial expert" as such term is defined in applicable regulations of the Securities and Exchange Commission.

During the fiscal year ended May 31, 2005 the Company's Board of Directors held seven meetings. Each incumbent Director, who was a director at the time of the meeting, attended all of the meetings held during such period. The Compensation Committee, consisting of three outside directors, met once during the year, with all members at the time of the meeting in attendance. The Audit Committee also met six times during the year, with all members in attendance. The Company established a Nominating Committee in September 2004 and it met once during the fiscal year ended May 31, 2005 with all members in attendance.


The Audit Committee

     The Audit Committee's current members are Robert A. Esernio (Chairman), James J. Hill and John H. Hochuli Jr. The Audit Committee's primary functions are to assist the Board in monitoring the integrity of the Company's financial statements and systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and performance of the Company's independent auditors. The Audit Committee is responsible for pre-approving any engagements of our independent auditors.


The Compensation Committee

     The Compensation Committee's current members are Robert A. Esernio, James
J. Hill (Chairman) and John H. Hochuli, Jr. The Compensation Committee reviews the total compensation package for all executive officers, including the Chief Executive Officer; considers modification of existing compensation and benefit programs and employment agreements with officers and the adoption of new plans and employment agreements with officers; and administers of the plans.


The Nominating Committee

     The Nominating Committee's current members are Robert A. Esernio (Chairman), James J. Hill and John H. Hochuli, Jr. A copy of the Nominating Committee Charter was attached to the Company's Proxy Statement for its 2004 Annual Meeting. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors and oversees the evaluation of the Board of Directors. The Nominating Committee's process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a Proxy Statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled "Stockholder Nominations." In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee's slate of nominees in our proxy statement.

     In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a "Qualified Stockholder Proposal"). If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provision referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders' general nomination rights in any way.

     In evaluating director nominees, the Nominating Committee currently considers the following factors:

     o the Company's needs with respect to the particular talents and experience of our directors;
     o the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;
     o familiarity with the Company's business and businesses similar or analogous to ours;
     o experience with accounting rules and practices and corporate governance principles; and
     o such other factors as the Nominating Committee deems are in our best interests and the best interests of our stockholders.

     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals who meet the criteria.

Executive Sessions of Independent Directors

     Directors who are independent under the NASDAQ stock market listing standards and applicable laws and regulations meet in executive session without management present at least two times each fiscal year.

Code of Ethics

     The Company has adopted a code of ethics that applies to all of the employees, including the chief executive officer and chief financial and accounting officers. The code of ethics is posted on the Home Page of its website at http://www.tsrconsulting.com. The Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our code of ethics. Stockholders may request a free copy of the code of ethics by writing to Corporate Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11778. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to the Company's directors or principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market.

Stockholder Nominations.

     Under the Company's By-laws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to the Company's Corporate Secretary at its principal executive offices. The Company must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at an annual meeting no later than 75 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting.

     However, if the annual meeting is scheduled to be held on a date more than 30 days before the anniversary date or more than 60 days after the anniversary date, a stockholder's notice must be given not later than the later of (i) the 75th day prior to the scheduled date of the annual meeting or (ii) the 15th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Stockholder Communications with Directors

     Generally, stockholders who have questions or concerns should contact the Company's Corporate Secretary at (631) 231-0333. Any stockholder who wishes to address questions regarding the Company's business directly with the Board of Directors, or any individual director, should direct his or her questions, in writing, in care of the Company's Secretary, at the Company's offices at 400 Oser Avenue, Hauppauge, NY 11788.

Directors and Executive Officers

Mr. Joseph F. Hughes, from 1953 until forming the Company in 1969, was employed by International Business Machines Corporation ("IBM") in various systems engineering, marketing and administrative positions. Immediately prior to his employment with the Company, Mr. Hughes was responsible for managing the market and technical sales group serving colleges and universities with IBM in Long Island and Westchester County.

Mr. John G. Sharkey has a Masters Degree in Finance. He is a Certified Public Accountant in the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

Mr. John H. Hochuli, Jr. has been a Director of the Company since April 1993. In 1994 he retired from Diamond Manufacturing Corp., a maker of aluminum windows and doors, which he founded in 1955 and served as President.

Mr. James J. Hill has been a Director of the Company since December 1989. In 1998, he retired from MRA Publications, Inc., a medical publishing business for which he had been Executive Vice President of Sales and Marketing since 1979. Mr. Hill received a Bachelor of Science Degree in Business Administration from the University of Arizona in 1958 and a Bachelor of Foreign Trade Degree from the American Institute of Foreign Trade in Arizona in 1959.

Mr. Robert A. Esernio has been a Director of the Company since April 2001. From 1969 through 1990 Mr. Esernio was a partner in the international accounting and consulting firm of Grant Thornton LLP. Mr. Esernio is a certified public accountant and was also a professor of Accounting at St John's and Long Island Universities from 1958 through 1985 when he retired with Emeritus status. Mr. Esernio received a Bachelor of Business Administration Degree; Magna cum Laude from St. John's University in 1956 and a Master of Business Administration Degree from New York University in 1963.

Mr. Christopher Hughes has been a Director of the Company from April 2000 until September 2004 and again from January 2005 until the present. He has been employed by the Company since 1985 and has been a Vice President-Sales for the Company's computer programming services subsidiary since 1991. He is the son of Mr. Joseph F. Hughes, Chairman of the Board. Mr. Christopher Hughes is a 1984 graduate of St. Bonaventure University.

Mr. Raymond A. Roel has been a Director of the Company since January 2005. Since 1996, Mr. Roel has been employed by McCann Worldgroup, a unit of Interpublic Group of Companies, Inc. His most recent position is Associate Director of Worldwide Communications. Mr. Roel is a 1977 graduate of Brown University.

The Company's executive officers are elected by, and serve at the discretion of, the Board of Directors.

    REMUNERATION AND CERTAIN TRANSACTIONS OF EXECUTIVE OFFICERS AND DIRECTORS
    -------------------------------------------------------------------------

The following table sets forth a summary for the last three fiscal years of all compensation paid to the Company's Chief Executive Officer and each of the other executive officers whose individual compensation exceeded $100,000 ("Named Executives").

                                Summary Annual Compensation Table (1, 2)
                                ----------------------------------------
                                                                                            Long Term Awards
                                                               Annual Compensation            Stock Options
                                                              ---------------------           No. of Shares
Name and Principal Position              Fiscal Year          Salary          Bonus        Underlying Options
---------------------------              -----------          ------          -----        ------------------
Joseph F. Hughes                            2005             $464,000       $304,000                --
President and Chief Executive Officer       2004              450,000        304,000                --
                                            2003              437,000        337,000
                                                                                                    --
Ernest G. Bago                              2005              200,000        248,000                --
President, TSR Consulting Services, Inc.    2004              200,000        236,000                --
                                            2003              200,000        251,000                --

John G. Sharkey                             2005              125,000         75,000                --
Vice President, Finance                     2004              125,000         75,000                --
                                            2003              125,000         40,000                --

(1) The aggregate amount of all perquisites and other personal benefits paid to any Named Executive is not greater than either $50,000 or 10% of the total annual salary and bonus reported for such Named Executive.

(2) During the three fiscal years indicated, the Company, did not grant any stock options or stock appreciation rights to its executive officers, did not make any restricted stock awards and did not have a long-term incentive plan. The Company adopted the 1997 Employee Stock Option Plan in April, 1997. Additionally, the executive officers do not hold any unexercised stock options.




      Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
----------------------------------------------------------------------------------------------------------
                                                                                   Value of unexercised
                                                       Number of unexercised      in-the-money options/
             Shares acquired      Value realized       options/SARS at fiscal         SARs at fiscal
  Name       on exercise (#)           ($)                  year end (#)               year end ($)
----------------------------------------------------------------------------------------------------------
                                                            Exercisable/               Exercisable/
                                                           Unexercisable              Unexercisable
----------------------------------------------------------------------------------------------------------
  None


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          -------------------------------------------------------------

The Compensation Committee consists of three outside directors who have never been officers of the Company. The Committee's general philosophy is to have a compensation plan that is competitive and will attract, retain, motivate and reward highly qualified executives. The Committee's goals currently are to retain its current executive management team to enable the Company to take full advantage of its opportunities and to enable the Company to address the challenges of the current economic climate, and to provide incentives for outstanding performance and to provide an appropriate compensation package in view of their experience and responsibilities. It is the responsibility of the Committee to advise the Board relative to the salaries, bonuses and stock options granted to the individuals listed on the executive compensation table.

The compensation of the Chief Executive Officer, Joseph F. Hughes is currently based on a five year employment agreement, which terminates May 31, 2007. The employment agreement was entered into in June 2002 following the expiration of his prior agreement. This agreement provides for a competitive base salary, a performance based bonus provision tied to the Company's pre-tax profits, and an additional discretionary bonus. In determining the level of Mr. Hughes' compensation, the Committee took into consideration his diverse responsibilities, his knowledge and experience in the industry, his development and implementation of business strategies and his ability to address the challenges currently facing the Company.

The compensation of the other executive officers is guided by the Committee's overall philosophy and goals. The Committee wishes to further ensure that the services of these individuals are retained to use their years of invaluable experience in the markets that the Company services in order to facilitate continued growth and profitability. The compensation of Ernest G. Bago, the former President of the contract computer programming subsidiary, was paid pursuant to a three year employment agreement. This agreement provided for a competitive base salary and a significant performance based bonus tied to the pre-tax profits of the Company. The compensation of John G. Sharkey, Vice President of Finance, which is based upon a five year employment agreement, which was entered into in June 2005 to replace an employment agreement scheduled to terminate in December 2005 and terminates May 31, 2010, is reviewed annually based upon the achievement of both corporate and individual performance goals. In connection with this employment agreement, Mr. Sharkey's compensation was revised to take into account his contribution to the Company.



                               Compensation Committee

James J. Hill, Chairman           Robert A. Esernio         John H. Hochuli, Jr.

                            REPORT OF AUDIT COMMITTEE
                            -------------------------

The Audit Committee of the Board of Directors is comprised of three outside directors named below. The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, the quality of its audit process, and the appointment, compensation, retention, and oversight of the work of the Company's independent registered public accountants. The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended May 31, 2005 with management and with the Company's independent registered public accountants. The members of the Committee are "independent", as defined in the NASDAQ listing standards. The Committee operates pursuant to a Charter. Mr. Robert A. Esernio, Chairman of the Committee, is a "financial expert" as such term is defined in applicable regulations of the Securities and Exchange Commission. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Audit Committee Communications, as amended. Finally, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has reviewed whether the provision of non-audit services to the Company by the independent accountants is compatible with maintaining their independence. The Audit Committee also considered other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined to be appropriate.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on the Form 10-K for the year ended May 31, 2005 to be filed with the Securities and Exchange Commission.



                           Members of the Audit Committee

Robert A. Esernio, Chairman         James J. Hill           John H. Hochuli, Jr.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                ------------------------------------------------

The following graph compares cumulative five-year stockholder returns (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Computer and Data Processing Stocks (SIC Code 737). These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Stock.


Performance Graph of TSR, Inc. Common Stock Versus Broad Market and Peer Group Indices



                               5/00     5/01     5/02     5/03     5/04     5/05
                               ----     ----     ----     ----     ----     ----
TSR, Inc ...................... 100      94       99       116      117      105
NASDAQ (US) ................... 100      62       48       48       59       62
Computer and Data Processing... 100      62       41       43       48       54




Notes:

A.   The index level for all series was set to $100 at May 31, 2000.

B. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

C. If the monthly interval based on the fiscal year-end is not a trading day, the preceding trading day is used.

                               COMPENSATION PLANS
                               ------------------

The following describes plans adopted by the Company pursuant to which cash or non-cash compensation was paid during the years ended May 31, 2005, 2004, or 2003, or pursuant to which such compensation may be distributed in the future, to the Named Executives.


401(k) Deferred Compensation and Profit Sharing Plan
----------------------------------------------------
In 1985, the Company adopted a voluntary retirement savings plan for employees who have attained age 21 and have at least six months of service. This plan permits employees to contribute, on a pre-tax basis, up to 15% of their compensation. Also, the plan has a matching provision whereby the Company matches 50% of the first 4% of the employee's basic contribution. However, the matching provision does not apply to the Named Executives and other highly paid individuals. Additionally, the plan provides for discretionary profit sharing contributions as determined by the Board of Directors. There were no such contributions for the fiscal years ended May 31, 2005, 2004, or 2003.

Compensation of Directors
-------------------------
For their service, members of the Board of Directors who are not salaried employees of the Company received an annual retainer of $10,000, payable quarterly during fiscal 2005.

Employment Contracts and Termination of Employment and Change in Control
------------------------------------------------------------------------
Arrangements
------------
In June 2004, an employment agreement was entered into with Ernest G. Bago providing for an annual base salary of $200,000, and providing for additional incentive compensation based upon certain criteria which are agreed upon from time to time, such criteria being based primarily on the profitability of the Company. During fiscal year 2005, $242,000 in incentive compensation was paid. This agreement was for a three year term and provided for severance, in the event of termination without cause, of the base salary for one year. The employment agreement was terminated in connection with his resignation from employment with the Company in September 2005.

In June 2002, an employment agreement was entered into with Joseph F. Hughes, which terminates May 31, 2007. This agreement provides for an initial base salary of $437,000 with annual adjustments based upon increases in the Consumer Price Index, such increases to be no less than 3% and no more than 8% per year. Additionally, the agreement provides for an annual discretionary bonus for each fiscal year, up to a maximum of $50,000 if pre-tax profits are less than $1,000,000 and a minimum of 7.5% of pre-tax profits if such profits exceed $1,000,000. In fiscal 2005, Mr. Hughes received the minimum bonus of 7.5% of pre-tax profits or $304,000 as incentive compensation.

In June 2005, an employment agreement was entered into with John G. Sharkey, which terminates May 31, 2010 to replace an employment agreement which was scheduled to terminate on December 31, 2005. This agreement provides for an annual base salary of $150,000, subject to increase in the discretion of the President of the Company and an annual discretionary bonus, which bonus was $75,000 for the fiscal year ended May 31, 2005. The agreement also contains a change in control agreement pursuant to which Mr. Sharkey may receive a payment equal to two times his prior year's total compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent Stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended May 31, 2005, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Certain Relationships and Related Transactions
----------------------------------------------
Mr. Christopher Hughes, a Director of the Company from April 2000 until September 2004 and again from January 2005 until present and the son of Joseph
F. Hughes, has been employed by the Company since 1985 and is currently a Vice President for the contract computer programming business. He received total cash compensation of $274,000 during fiscal year 2005.



           RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
           -----------------------------------------------------------

BDO Seidman, LLP, certified public accountants, have been appointed by the Company's Board of Directors as independent registered public accountants for the Company to audit and report on its consolidated financial statements for the fiscal year ending May 31, 2006. BDO Seidman, LLP audited and reported on the Company's consolidated financial statements for the year ended May 31, 2005 and it is expected that a representative of BDO Seidman, LLP will be present at the Meeting with an opportunity to make a statement if he or she desires to do so and will be available to respond to questions. The appointment of the independent accountants will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company's Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the accountants to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent accountants if the present accountants resign or their engagement is otherwise terminated. If the Stockholders do not ratify the appointment of BDO Seidman, LLP at the Meeting, the selection of BDO Seidman, LLP may be reconsidered by the Board of Directors.


                                   AUDIT FEES
                                   ----------

The aggregate fees billed by BDO Seidman, LLP for professional services related to the audit of the Company's consolidated financial statements for the fiscal year ended May 31, 2005 were $41,981. The fees associated with the reviews of the consolidated condensed financial statements included in the Company's Quarterly reports on Form 10-Q for the fiscal year ended May 31, 2005 were $15,255. The aggregated fees billed by BDO LLP in connection with the year end audit and quarterly reviews for the fiscal year ended May 31, 2004 were $39,902 and $12,509 respectively.



                               AUDIT RELATED FEES
                               ------------------

There were no fees billed by BDO Seidman, LLP for audit related services for the fiscal years ended May 31, 2005 or 2004.



                                  TAX SERVICES
                                  ------------

There were no fees billed by BDO Seidman, LLP for tax services during the fiscal years ended May 31, 2005 or 2004.



                               ALL OTHER SERVICES
                               ------------------

There were no fees billed by BDO Seidman, LLP related to any other non-audit services for the fiscal years ended May 31, 2005 or 2004.

                             STOCKHOLDER'S PROPOSALS
                             -----------------------

Any proposal by a Stockholder of the Company intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than July 5, 2006 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.



                             FORM 10-K ANNUAL REPORT
                             -----------------------

UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2005, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a Stockholder of record on October 31, 2005, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11788.



            OTHER BUSINESS SOLICITATION AND EXPENSES OF SOLICITATION
            --------------------------------------------------------

The Board of Directors does not know of any other matters to be brought before the Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.


                                                      By Order of the Directors,

                                                      John G. Sharkey, Secretary


November 1, 2005

                                   PROXY CARD

                                                                           Front

                                    TSR, Inc.
                                 400 OSER AVENUE
                            HAUPPAUGE, NEW YORK 11788



                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 9, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH F. HUGHES and CHRISTOPHER HUGHES or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 9th of December, 2005 at 9:00 a.m., at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York, and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:


1.   FOR [_]  WITHHOLDING VOTE [_]   The election of Christopher Hughes and
     James J. Hill for Class II Director.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

2. FOR [_] AGAINST [_] ABSTAIN [_] The ratification of the appointment by the Board of Directors of the Company of BDO Seidman, LLP as the independent registered public accountants of the Company to audit and report on its financial statements for the year ending May 31, 2006.

3. In accordance with their best judgment with respect to any other business that may properly come before the Meeting.



                               (Continued and to be signed on the reverse side.)

                                   PROXY CARD

                                                                            Back



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ABOVE PROPOSALS.

Receipt is acknowledged of the Notice and Proxy Statements relating to this meeting.



                                            Dated: _______________________, 2005



                                            Signature __________________________



                                            ____________________________________
                                            Signature






Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.